Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners LP to Present at the

Wells Fargo Securities MLP Symposium

HOUSTON, TEXAS, December 5, 2011 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner, is scheduled to present at the Wells Fargo Securities 10th Annual Pipeline, MLP, E&P, Services and Utility Symposium in New York City on December 6, 2011 at approximately 2:10 p.m. Eastern Time. The presentation materials will be posted in the Investor Relations section of the Partnership’s website at www.crestwoodlp.com prior to the presentation. The presentation will also be webcast live over the internet and available for replay in the Investor Relations section of the Partnership’s website for 30 days.

About Crestwood Midstream Partners LP

Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Arkansas, the Haynesville/Bossier Shale in Louisiana, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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